REGISTRATION STATEMENT FILE NO. 333-276599

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3/A
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Pre-Effective Amendment No. 2
BRIGHTHOUSE LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
06-0566090
(I.R.S. Employer Identification Number)
11225 North Community House Road, Charlotte, NC 28277
(980) 365-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Brighthouse Life Insurance Company
c/o The Corporation Trust Company
1209 Orange Street
Corporation Trust Center
Wilmington, DE 19801
(302) 658-7581
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
W. Thomas Conner
Carlton Fields
1025 Thomas Jefferson St., N.W.
Suite 400 West
Washington, DC 20007-5208
Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of the registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE
This Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-276599) is filed solely to amend Item 16 of Part II thereof and to file a certain exhibit thereto. This Pre-Effective Amendment No. 2 does not modify any provision of the prospectus contained in Part I. According, the prospectus, which is incorporated herein, has been omitted.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an itemized list of the estimated expenses to be incurred in connection with the securities being offered:
Accountant’s Fees and Expenses: $7,950
Legal Fees and Expenses: $35,000
Printing Expenses: $8,800
Registration Fee: $801,941.65
Item 15. Indemnification of Directors and Officers
Pursuant to applicable provisions of the Registrant’s by-laws or internal corporate policies adopted by the Registrant or its ultimate parent, the directors, officers and other controlling persons of the Registrant who are made or threatened to be made a party to an action or proceeding, may be eligible to obtain indemnification against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred as a result of such action or proceeding. Under the principal underwriting agreement between the Registrant and the Underwriter, the parties have agreed to indemnify each other against certain liabilities and expenses from legal proceedings arising out of the Underwriter’s distribution of the Contracts. BLIC also maintains insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as such.
Item 16. Exhibits
Exhibit
Number
Description
1(a).
Principal Underwriting and Distribution Agreement between Brighthouse Life Insurance Company and Brighthouse Securities, LLC (effective 3-6-17). (Filed as Exhibit 1(a) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
1(b).
Brighthouse Securities, LLC Sales Agreement [Enterprise Agreement 5-17]. (Filed as Exhibit 1(b) with Registration Statement No. 333-217509 on Form S-3 on July 11, 2017 and incorporated herein by reference.)
1(c).
Form of Brighthouse Securities, LLC Sales Agreement [7-19 NY]. (Filed as Exhibit 1(c) with Registration Statement No. 333-263492 on Form S-3 on April 14, 2023 and incorporated herein by reference.)
2.
None.
4(a).
Contract [5-213-1 (07/24) base policy, 5-C213-1 (07/24)-6yr CS, 5-213-1 (07/24) Def]. (Filed as Exhibit 4(a) with Registration Statement No. 333-276599 on Form S-3 on January 19, 2024 and incorporated herein by reference.)
4(b).
Fixed Account Rider [5-4-FIX-1 (07/24)]. (Filed as Exhibit 4(b) with Registration Statement No. 333-276599 on Form S-3 on January 19, 2024 and incorporated herein by reference.)
4(c).
Death Benefit Rider - Return of Premium [5-4-ROP-2 (07/24)]. (Filed as Exhibit 4(c) with Registration Statement No. 333-276599 on Form S-3 on January 19, 2024 and incorporated herein by reference.)
4(d).
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider [L-25005 (09/12)]. (Filed as Exhibit 4(d) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(e).
Waiver of Withdrawal Charge for Terminal Illness Rider [L-22498 (09-12)]. (Filed as Exhibit 4(e) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)

Exhibit
NumberDescription
4(f).
Individual Retirement Annuity Qualification Rider [L-22499 (09/12)]. (Filed as Exhibit 4(f) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(g).
Roth Individual Retirement Annuity (“Roth IRA”) Endorsement [L-22503 (09/12)]. (Filed as Exhibit 4(g) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(h).
Individual Non-Qualified Annuity Endorsement [L-22504 (09/12)]. (Filed as Exhibit 4(h) with Registration Statement No. 333-217509 on Form S-3 on April 27, 2017 and incorporated herein by reference.)
4(i).
Non-Qualified Annuity Endorsement [MLIU-NQ (11/05)-I]. (Filed as Exhibit 4(i) with Registration Statement No. 333-279302 on Form S-3 on May 10, 2024 and incorporated herein by reference.)
4(j).
Form of Cap Rate Shield Option Rider [5-4-CAP-1 (07/24)]. (Filed as Exhibit 4(j) with Registration Statement No. 333-276599 on Form S-3 on January 19, 2024 and incorporated herein by reference.)
4(k).
Form of Step Rate Shield Option Rider [5-4-STEP-1 (07/24)]. (Filed as Exhibit 4(k) with Registration Statement No. 333-276599 on Form S-3 on January 19, 2024 and incorporated herein by reference.)
4(l).
Form of Step Rate Edge Shield Option Rider [5-4-SRE-2 (07/24)]. (Filed as Exhibit 4(l) with Registration Statement No. 333-276599 on Form S-3 on January 19, 2024 and incorporated herein by reference.)
5.
Opinion and Consent of Counsel. (Filed as Exhibit 5 with Registration Statement No. 333-276599 on Form S-3 on June 6, 2024 and incorporated herein by reference.)
8.
None.
15.
None.
22.
None.
23.
Consent of Independent Registered Public Accounting Firm. (Filed as Exhibit 23 with Registration Statement No. 333-276599 on Form S-3 on June 6, 2024.)
24.
Powers of Attorney for Eric Steigerwalt, Myles Lambert, David A. Rosenbaum, Jonathan Rosenthal, Edward A. Spehar, Kristine Toscano and Gianna H. Figaro-Sterling. (Filed as Exhibit 24 with Registration Statement No. 333-276599 on Form S-3 on June 6, 2024 and incorporated herein by reference.)
25.
None.
99.
None.
101.
None.
107.
Filing Fee Table. (Filed herewith.)
Item 17. Undertakings
The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:
1.
To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:
i.
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and
iii.
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that Paragraphs 1.i, 1.ii, and 1.iii do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
7.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on June 13, 2024.
BRIGHTHOUSE LIFE INSURANCE COMPANY
(Registrant)
By: /s/ Donald A. Leintz

Donald A. Leintz
Vice President
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 13, 2024.
/s/ Eric Steigerwalt* Eric Steigerwalt	Chairman of the Board, President, Chief Executive Officer and a Director
/s/ Myles Lambert* Myles Lambert	Director and Vice President
/s/ David A. Rosenbaum* David A. Rosenbaum	Director and Vice President
/s/ Jonathan Rosenthal* Jonathan Rosenthal	Director, Vice President and Chief Investment Officer
/s/ Edward A. Spehar* Edward A. Spehar	Director, Vice President and Chief Financial Officer
/s/ Kristine Toscano* Kristine Toscano	Vice President and Chief Accounting Officer
/s/ Gianna H. Figaro-Sterling* Gianna H. Figaro-Sterling	Vice President and Controller
*By: /s/ Michele H. Abate Michele H. Abate, Attorney-In-Fact June 13, 2024

*Brighthouse Life Insurance Company. Executed by Michele H. Abate, Esquire, on behalf of those indicated pursuant to powers of attorney filed herewith.

INDEX TO EXHIBITS
107.
Filing Fee Table